Exhibit 99.1

Boston Private Financial Holdings Reports First Quarter 2010 Results

Positive Results Driven By Strong Revenues and Lower Provision for Loan Losses

Boston, MA – April 28, 2010 – Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) (the “Company”) today reported first quarter 2010 GAAP net income from continuing operations of $5.8 million, compared to GAAP net income from continuing operations of $11.9 million in the fourth quarter of 2009. After accounting for non-cash equity adjustments and preferred dividends, the Company reported first quarter 2010 GAAP diluted earnings per share from continuing operations of $0.02 compared to a loss per share of $0.05 in the fourth quarter of 2009. The Company reported GAAP earnings per share of $0.02 including discontinued operations as compared to $0.42 per share in the fourth quarter of 2009, which included one-time gains of $0.43 per share for the sale of Westfield Capital Management and $0.16 per share as a result of the repurchase of a portion of the Company’s outstanding trust preferred securities.

“We saw continued stabilization in our business in the first quarter with improving profitability from strong revenues, flat operating expenses, and reduced provision for loan losses,” said Chairman and Chief Executive Officer Timothy L. Vaill. “Deposits, loans, fee income, net flows and assets under management all improved and all of our business segments were profitable for the quarter.”

“We continue to manage our business with caution relative to the broader economic recovery. Our capital position remained strong during the quarter and we saw pockets of credit improvement, including a decrease in non-performing loans and loans past due.”

Key Financials (Note: All comparisons relate only to continuing operations except where noted).

•

Revenue for the first quarter was $71.7 million, a decrease of $11.7 million, or 14%, from $83.4 million on a linked quarter basis. After adjusting for a one-time gain of $18.3 million in the fourth quarter of 2009 for the trust preferred repurchase, linked quarter revenue increased 10%. Revenues were up 2% from $70.0 million compared to the same period in 2009.

•

Net Interest Income for the first quarter was $44.3 million, an increase of $3.3 million, or 8%, from $41.1 million on a linked quarter basis. Net Interest Income was up 12% from $39.4 million compared to the same period in 2009.

•

Net Interest Margin for the first quarter was 3.18%, up 21 basis points from 2.97% on a linked quarter basis. Net Interest Margin was down 5 basis points from 3.23% compared to the same period in 2009.

•

Total Fee Income for the first quarter was $25.9 million, an increase of $0.1 million, or 1%, from $25.8 million on a linked quarter basis. Total Fee Income was up 15% from $22.5 million compared to the same period in 2009.

•	Operating Expenses for the first quarter were flat at $56.0 million on a linked quarter basis. Operating Expenses were up 9% from $51.6 million compared to the same period in 2009.

•

Tangible Common Equity/Tangible Assets (“TCE/TA”) at the end of the first quarter was 6.32%, a decrease of 34 basis points from 6.66% on a linked quarter basis due to the purchase of the remaining 19% of KLS Professional Advisors. TCE/TA was up 68 basis points from 5.64% compared to the same period in 2009.

•

Total Balance Sheet Assets as of the end of the first quarter were relatively flat at $6.0 billion on a linked quarter basis. Total Balance Sheet Assets were down 16% from $7.2 billion compared to the same period in 2009. (First quarter 2009 Balance Sheet Assets include $1.7 billion in assets from Discontinued Operations.)

•

Provision for Loan Losses for the first quarter was $7.6 million, a decrease of $6.2 million, or 45%, from $13.8 million on a linked quarter basis. Provision for Loan Losses was down 43% from $13.3 million compared to the same period in 2009.

•

Allowance for Loan Losses as a percentage of Total Loans at the end of the first quarter was 1.68%, an increase of 9 basis points, from 1.59% on a linked quarter basis. Allowance for Loan Losses as a percentage of Total Loans was up 5 basis points from 1.63% compared to the same period in 2009.

“Our improving core profitability this quarter, after excluding one-time gains during the fourth quarter of 2009, resulted from core revenue growth driven by rising net interest income and increasing assets under management,” said David J. Kaye, Chief Financial Officer. “We have also focused on maintaining our strong capital position and continuing to reduce our credit risk. We strengthened our reserves despite our lowest loan loss provision levels in ten quarters as charge-offs declined. In addition, we remained in the top quartile of our peer group for regulatory capital and maintained a strong TCE/TA ratio.”

Total Deposits increased 5% in the first quarter to $4.5 billion compared to the fourth quarter of 2009. Total Loans increased 1% in the first quarter to $4.4 billion compared to the end of the fourth quarter of 2009. Residential loans grew 3% and commercial loans were relatively flat as of the end of the first quarter compared to the end of the fourth quarter of 2009.

Non-Performing Assets as a percentage of Total Assets were 1.73% as of the end of the first quarter, a decrease of 4 basis points from 1.77% at the end of the fourth quarter of 2009. Net Charge-offs for the quarter were $2.8 million, which represented approximately 0.06% of Total Loans, compared to $18.4 million of Net Charge-offs during the fourth quarter of 2009, or 0.43% of Total Loans. Included in the first quarter were $2.6 million in recoveries. Past Due Loans (30-89 days) as a percentage of Total Loans decreased 4 basis points, on a linked quarter basis, to 0.45%.

The Wealth Advisory and Investment Management businesses experienced an increase in Assets Under Management (“AUM”) and an increase in fee income during the first quarter. Total AUM for the first quarter was $18.3 billion, an increase of $668 million, or 4%, from $17.7 billion on a linked quarter basis. The Company experienced first quarter AUM net inflows of $69 million, as compared to $133 million of net outflows in the prior quarter.

“We have taken a number of actions over the past eighteen months that have helped to stabilize and strengthen our business,” said Vaill. “As the economy continues to recover, we will remain cautious and focus on growth in our existing markets – areas where we can deliver locally-driven wealth management services and realize success in the near-term. We will also continue to emphasize the development of our ideal private banking affiliates, underscored this quarter by Charter Bank’s transition to Charter Private Bank.”

Dividend Payments

Concurrent with the release of the first quarter 2010 earnings, the Board of Directors of the Company declared a cash dividend to shareholders of $0.01 per share. The record date for this dividend is May 12, 2010 and the payment date is May 26, 2010.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures, such as the TCE/TA ratio, to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector. A detailed reconciliation table of the Company’s GAAP Total Equity to Total Assets ratio to the non-GAAP measure is attached.

Conference Call

Management will hold a conference call at 9:00 a.m. Eastern Time on Thursday, April 29, to discuss the financial results in more detail. To access the call:

Dial In #: 800-435-1261

International Dial In #: 617-614-4076

Passcode: 81139829

Replay Information: Available from April 29, 2010 to May 13, 2010.

Dial In #: 888-286-8010

International Dial In #: 617-801-6888

Passcode: 20488728

Boston Private Financial Holdings, Inc.

Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) is a national financial services organization comprised of independently operated affiliates located in key regions of the U.S. that offer private banking, wealth advisory and investment management services to the high net worth marketplace, selected businesses and institutions. The Company enters demographically attractive markets through selective acquisitions and then expands by way of organic growth. It employs a distinct business strategy, empowering its affiliates to run independently such that they can best serve their clients at the local level, while at the same time providing strategic oversight and access to resources, both financial and intellectual, to support management, compliance and risk management, legal, marketing, and operations.

For more information about BPFH, visit the Company’s website at www.bostonprivate.com.

Note to Editors:

Boston Private Financial Holdings, Inc. is not to be confused with Boston Private Bank & Trust Company. Boston Private Bank & Trust Company is an independently operated and wholly-owned subsidiary of BPFH. The information reported in this press release is related to the performance and results of BPFH.

###

CONTACT:

Catharine Sheehan

Senior Vice President, Corporate Communications

Boston Private Financial Holdings, Inc.

(617) 912-3767

csheehan@bostonprivate.com

John Hartz

Sloane & Company

857-598-4779

jhartz@sloanepr.com

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements include, among others, statements regarding our strategy, evaluations of future interest rate trends and liquidity, prospects for growth in assets, and prospects for overall results over the long term. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s private banking, asset management and investment advisory activities; changes in interest rates; competitive pressures from other financial institutions; the effects of a continuing deterioration in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers’ ability to service and repay our loans; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or deposit levels necessitating increased borrowing to fund loans and investments; the passing of adverse government regulation; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; and risks related to the identification and implementation of acquisitions, as well as the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K, as updated by the Company’s Quarterly Reports on Form 10-Q; and other filings submitted to the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Boston Private Financial Holdings, Inc. Selected Financial Data (1) (In Thousands, except share data) (Unaudited)

(In thousands, except per share data)	March 31, 2010	March 31, 2009	Dec 31, 2009
FINANCIAL DATA:

Total Balance Sheet Assets (1)	$6,034,392	$7,179,620	$6,049,265
Total Equity	610,180	660,727	651,154
Cash and Investment Securities	1,327,776	955,567	1,387,483
Goodwill	108,692	105,090	108,692
Intangible Assets, Net	40,096	48,335	41,425

Commercial Loans	2,230,079	2,215,026	2,213,020
Construction and Land Loans	295,831	425,413	315,661
Residential Mortgage Loans	1,541,629	1,314,500	1,494,703
Home Equity and Other Consumer Loans	291,440	203,078	283,656

Total Loans	4,358,979	4,158,017	4,307,040

Loans Held for Sale	9,592	30,305	12,714
Other Real Estate Owned (“OREO”)	16,238	12,589	16,600

Deposits	4,478,795	3,758,608	4,255,219
Borrowings	836,240	1,122,613	992,034

Book Value Per Common Share	$6.54	$7.05	$6.51
Market Price Per Share	$7.37	$3.51	$5.77

ASSETS UNDER MANAGEMENT AND ADVISORY:

Private Banking	$3,582,000	$3,098,000	$3,479,000
Investment Managers	7,329,000	5,736,000	7,048,000
Wealth Advisory	7,445,000	6,122,000	7,161,000
Less: Inter-company Relationship	(18,000)	(16,000)	(18,000)

Consolidated Affiliate Assets Under Management and Advisory	$18,338,000	$14,940,000	$17,670,000

Unconsolidated	825,000	775,000	825,000

Total Unconsolidated Assets Under Management and Advisory	$19,163,000	$15,715,000	$18,495,000

FINANCIAL RATIOS:

Total Equity/Total Assets	10.11%	9.20%	10.76%
Tangible Common Equity/Tangible Assets (2)	6.32%	5.64%	6.66%
Allowance for Loan Losses/Total Loans	1.68%	1.63%	1.59%
Allowance for Loan Losses/Non-Accrual Loans	86%	149%	79%

Boston Private Financial Holdings, Inc. Selected Financial Data (1) (In Thousands, except share data) (Unaudited)

	Three Months Ended		Three Months Ended
	March 31, 2010	March 31, 2009	Dec 31, 2009
OPERATING RESULTS:
Net Interest Income - on a Fully Taxable Equivalent Basis (FTE)	$46,093	$41,159	$42,824
FTE Adjustment	1,782	1,750	1,767

Net Interest Income	44,311	39,409	41,057

Investment Management and Trust Fees:
Private Banking	5,716	4,904	5,482
Investment Managers	9,159	8,107	9,029

Total Investment Management Fees	14,875	13,011	14,511

Total Wealth Advisory Fees	9,257	8,272	9,138
Other Fees	1,816	1,217	2,158

Total Fees	25,948	22,500	25,807

Investment Gains	1,432	3,443	345
Gain/(Loss) on Sale of Loans and OREO, Net	48	4,270	(2,120)
Gain on Retirement of Debt	—	407	18,332

Total Fees and Other Income	27,428	30,620	42,364

Total Revenue	71,739	70,029	83,421

Provision for Loan Losses	7,615	13,325	13,804

Salaries and Employee Benefits	33,849	30,001	32,434
Occupancy and Equipment	6,786	6,230	6,981
Professional Services	4,844	5,025	5,479
Marketing and Business Development	1,511	1,608	1,602
Contract Services and Processing	1,326	1,303	1,350
Amortization of Intangibles	1,329	1,637	2,348
FDIC Insurance	2,087	1,407	2,012
Other	4,300	4,415	3,834

Total Operating Expense	56,032	51,626	56,040

Operating Income, before Tax	8,092	5,078	13,577
Impairment, Net (3)	—	—	1,220

Income from Continuing Operations, before Tax	8,092	5,078	12,357
Income Tax Expense	2,337	818	481

Income from Continuing Operations, Net of Tax	5,755	4,260	11,876
Discontinued Operations, Net of Tax (4)	36	(629)	31,501

Net Gain	5,791	3,631	43,377

Less: Net Income Attributable to the Noncontrolling Interest	685	765	1,169

Net Income Attributable to the Company	$5,106	$2,866	$42,208

Boston Private Financial Holdings, Inc. Selected Financial Data (1) (In Thousands, except share data) (Unaudited)

	Three Months Ended		Three Months Ended
	March 31, 2010	March 31, 2009	Dec 31, 2009
PER SHARE DATA:

Calculation of Income/(Loss) for EPS:

Income from Continuing Operations, Net of Tax	$5,755	$4,260	$11,876
Less: Net Income Attributable to Noncontrolling Interests, Net of Tax	685	765	1,169

Income from Continuing Operations Attributable to the Company	$5,070	$3,495	$10,707
Decrease/(Increase) in Redemption Value, Net	1,124	(1,146)	(1,730)
Accretion of Beneficial Conversion Feature on Series B Preferred Stock (5)	—	(4,367)	(9,731)
Accretion of Discount on Series C Preferred Stock (6)	(3,025)	(380)	(414)
Dividends on Preferred Securities (5)(6)	(1,567)	(2,511)	(1,998)

Income/(Loss) from Continuing Operations
Available to the Common Shareholder	$1,602	$(4,909)	$(3,166)
Income/(Loss) from Discontinued Operations Available to the Common Shareholder	$36	$(629)	$31,501
Net Income/(Loss) Available to the Common Shareholder	$1,638	$(5,538)	$28,335

Dividends paid on Series B Preferred Stock for Diluted EPS	$73	$—	$—

Calculation of Average Shares Outstanding:
Weighted Average Basic Shares	67,870	64,649	67,637
Weighted Average Diluted Shares (7)	76,474	64,649	67,637

Income/(Loss) per Share - Basic
Income/(Loss) per Share from Continuing Operations	$0.02	$(0.08)	$(0.05)
Income/(Loss) per Share from Discontinued Operations	$0.00	$(0.01)	$0.47
Net Income/(Loss) per Share	$0.02	$(0.09)	$0.42

Income/(Loss) per Share - Diluted
Income/(Loss) per Share from Continuing Operations	$0.02	$(0.08)	$(0.05)
Income/(Loss) per Share from Discontinued Operations	$0.00	$(0.01)	$0.47
Net Income/(Loss) per Share	$0.02	$(0.09)	$0.42

	Three Months Ended		Three Months Ended
	March 31, 2010	March 31, 2009	Dec 31, 2009
OPERATING RATIOS & STATISTICS:
Return on Average Equity	3.74%	2.11%	26.98%
Return on Average Assets	0.37%	0.20%	2.76%
Net Interest Margin	3.18%	3.23%	2.97%
Total Fees and Other Income/Total Revenue	38.23%	43.72%	50.78%
Loans Charged-off, Net	$2,797	$9,815	$18,370

Boston Private Financial Holdings, Inc. Selected Financial Data (1) (In Thousands, except share data) (Unaudited)

	Average Balance Three Months Ended			Interest Income/Expense Three Months Ended			Average Yield/Rate Three Months Ended
	March 31,		Dec 31,	March 31,		Dec 31,	March 31,		Dec 31,
	2010	2009	2009	2010	2009	2009	2010	2009	2009
AVERAGE BALANCE SHEET:
AVERAGE ASSETS
Earning Assets
Cash and Investments (8)	$1,430,142	$922,457	$1,412,415	$6,420	$8,393	$6,684	1.80%	3.66%	1.89%
Loans (9)
Commercial and Construction (8)	2,592,771	2,657,686	2,637,992	37,587	39,076	37,395	5.76%	5.91%	5.62%
Residential Mortgage	1,511,547	1,333,123	1,478,772	18,886	17,896	18,883	5.00%	5.37%	5.11%
Home Equity and Other Consumer	220,852	197,187	214,088	2,459	2,191	2,500	4.48%	4.47%	4.59%

Total Earning Assets	5,755,312	5,110,453	5,743,267	65,352	67,556	65,462	4.52%	5.31%	4.53%

Allowance for Loan Losses	(69,760)	(66,426)	(73,613)
Cash and due From Banks (Non-Interest Bearing)	12,338	65,435	27,113
Other Assets	503,447	2,036,104	580,466

TOTAL AVERAGE ASSETS	$6,201,337	$7,145,566	$6,277,233

AVERAGE LIABILITIES AND STOCKHOLDERS’ EQUITY

Interest-Bearing Liabilities:
Deposits:
Savings and NOW	$517,584	$423,489	$492,295	$592	$843	$728	0.46%	0.81%	0.59%
Money Market	1,646,046	1,125,277	1,576,760	3,921	4,967	4,521	0.97%	1.79%	1.14%
Certificate of Deposit	1,419,511	1,406,402	1,569,426	6,116	9,957	7,622	1.75%	2.87%	1.93%

Total Deposits	3,583,141	2,955,168	3,638,481	10,629	15,767	12,871	1.20%	2.16%	1.40%
Junior Subordinated Debentures and Other Long-term Debt	193,645	256,621	215,895	2,490	3,271	2,851	5.14%	5.10%	5.28%
FHLB Borrowings and Other	676,331	924,987	721,999	6,140	7,359	6,916	3.63%	3.18%	3.75%

Total Interest-Bearing Liabilities	4,453,117	4,136,776	4,576,375	19,259	26,397	22,638	1.74%	2.57%	1.96%

Non-interest Bearing Demand Deposits	1,010,766	821,472	906,351
Payables and Other Liabilities	87,795	1,480,220	98,229

Total Liabilities	5,551,678	6,438,468	5,580,955
Redeemable Non-Controlling Interest	30,281	20,060	53,177
Stockholders’ Equity	619,378	687,038	643,101

TOTAL AVERAGE LIABILITIES & STOCKHOLDERS’ EQUITY	$6,201,337	$7,145,566	$6,277,233

Net Interest Income				$46,093	$41,159	$42,824
Interest Rate Spread							2.78%	2.74%	2.57%
Net Interest Margin							3.18%	3.23%	2.97%

Boston Private Financial Holdings, Inc. Selected Financial Data (1) (In Thousands, except share data) (Unaudited)

	March 31, 2010	March 31, 2009	Dec 31, 2009
PRIVATE BANKING LOAN DATA AND CREDIT QUALITY (10):

Commercial Loans:
New England	$962,252	$997,437	$943,740
Northern California	938,492	849,090	927,074
Southern California	226,942	228,593	231,684
Pacific Northwest	102,809	140,723	111,039

Total Commercial Loans	$2,230,495	$2,215,843	$2,213,537

Construction and Land Loans:
New England	$112,099	$115,171	$117,817
Northern California	150,884	233,235	161,839
Southern California	7,177	15,264	7,719
Pacific Northwest	25,671	61,743	28,286

Total Construction and Land Loans	$295,831	$425,413	$315,661

Residential Mortgage Loans:
New England	$1,126,290	$1,057,034	$1,113,842
Northern California	228,143	211,355	219,394
Southern California	142,247	43,714	124,212
Pacific Northwest	44,949	2,397	37,255

Total Residential Mortgage Loans	$1,541,629	$1,314,500	$1,494,703

Home Equity and Other Consumer Loans:
New England	$182,604	$91,299	$179,792
Northern California	81,035	81,550	74,192
Southern California	18,802	22,432	20,947
Pacific Northwest	5,759	4,407	5,278

Subtotal Home Equity and Other Consumer Loans	$288,200	$199,688	$280,209

Total Private Banking Loans	$4,356,155	$4,155,444	$4,304,110

	March 31, 2010	March 31, 2009	Dec 31, 2009

Allowance for Loan Losses:
New England	$28,125	$26,237	$27,363
Northern California	23,986	16,190	19,950
Southern California	12,504	11,061	11,659
Pacific Northwest	8,647	14,103	9,472

Total Allowance for Loan Losses	$73,262	$67,591	$68,444

Accruing Classified Loans (11):
New England	$20,845	$9,223	$14,534
Northern California	14,234	12,058	14,768
Southern California	14,145	21,242	8,117
Pacific Northwest	13,537	22,744	15,118

Total Accruing Classified Loans	$62,761	$65,267	$52,537

Non-performing Assets:
New England	$11,224	$5,997	$9,216
Northern California	50,052	8,955	46,609
Southern California (12)	22,810	39,300	26,335
Pacific Northwest	20,231	25,955	24,778

Total Non-performing Assets	$104,317	$80,207	$106,938

Loans 30-89 Days Past Due:
New England	$14,939	$7,468	$6,658
Northern California	—	5,080	6,799
Southern California	4,645	6,743	4,259
Pacific Northwest	7	2,375	3,478

Total Loans 30-89 Days Past Due	$19,591	$21,666	$21,194

Loans Charged-off/(Recovered), Net for the Three Months Ended:
New England	$1,038	$—	$555
Northern California	1,789	106	6,937
Southern California	(855)	3,782	5,065
Pacific Northwest	825	5,927	5,813

Total Net Loans Charged-off	$2,797	$9,815	$18,370

Boston Private Financial Holdings, Inc. Selected Financial Data (1) (In Thousands, except share data) (Unaudited)

(1)	Total Balance Sheet Assets at March 31, 2009 includes assets from discontinued operations of $1.7 billion.

(2)	The Company calculates tangible assets by adjusting total assets to exclude goodwill and intangible assets.

The Company calculates tangible common equity by adjusting total equity to exclude: the equity from the TARP funding, and goodwill and intangible assets and includes the difference between redemption value and value per ARB 51 for redeemable non-controlling interests.

The Company uses certain non-GAAP financial measures, such as the Tangible Common Equity to Tangible Assets ratio, to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector.

A reconciliation from the Company’s GAAP Total Equity to Total Assets ratio to the Non-GAAP Tangible Common Equity to Tangible Assets ratio is presented below:

	March 31, 2010	March 31, 2009	Dec 31, 2009
Total Balance Sheet Assets	$6,034,392	$7,179,620	$6,049,265
LESS: Goodwill and intangible assets, Net	(148,788)	(153,425)	(150,117)

Tangible Assets (non-GAAP)	5,885,604	7,026,195	5,899,148

Total Equity	610,180	660,727	651,154

LESS: Goodwill and intangible assets, Net	(148,788)	(153,425)	(150,117)
TARP Funding	(104,000)	(154,000)	(154,000)
ADD: Difference between redemption value of non-controlling interests and value under ARB 51	14,490	43,234	46,016

Total adjusting items	(238,298)	(264,191)	(258,101)

Tangible Common Equity (non-GAAP)	371,882	396,536	393,053

Total Equity/Total Assets	10.11%	9.20%	10.76%
Tangible Common Equity/Tangible Assets (non-GAAP)	6.32%	5.64%	6.66%

(3)	Gross impairment expense for the three months ended December 31, 2009 was $1.7 million.

(4)	In 2009 the Company completed the sale of its affiliates Boston Private Value Investors, Sand Hill Advisors, RINET, Gibraltar, and Westfield Capital Management. Accordingly, prior period and current financial information related to the divested companies are included with discontinued operations.

Prior period AUM, for comparative purposes, was adjusted to exclude the assets managed from the divested companies.

(5)	The accretion of the beneficial conversion feature and dividends on the preferred securities that the Company issued during the third quarter of 2008 is accounted for as a preferred stock dividend and reduces the income attributable to common shareholders.

(6)	The accretion of the preferred discount and dividends on the preferred securities that the Company issued during the fourth quarter of 2008 is accounted for as a preferred stock dividend and reduces the income attributable to common shareholders.

(7)	The diluted EPS computation for the three months ended March 31, 2010 and 2009 and for the three months ended December 31, 2009 does not assume: exercise or contingent issuance of options or other dilutive securities; conversion of the convertible trust preferred securities or the Series B Preferred stock; nor the exercise of the warrants when the results are antidilutive.

As a result of the antidilution, the potential common shares excluded from the diluted EPS computation are as follows:

	Three Months Ended
	March 31, 2010	March 31, 2009	Dec 31, 2009
Potential common shares from the convertible trust preferred securities	1,860,339	3,228,687	1,860,339
Potential common shares from the exercise or contingent issuance of the options or other dilutive securities	—	1,007,156	962,727
Potential common shares from the conversion of the Series B Preferred stock	—	7,261,091	7,261,091

If the effect of the convertible trust preferred securities would have been dilutive, interest expense, net of tax, related to the convertible trust preferred securities of $0.4 million, $0.7 million, and $0.6 million for the three months ended March 31, 2010, March 31, 2009 and December 31, 2009, respectively, would be added back to net income for diluted EPS computations for the periods presented.

Options to purchase approximately 4.1 million, 5.3 million, and 5.0 million shares of common stock were outstanding at March 31, 2010, March 31, 2009 and December 31, 2009, respectively, but were not included in the computation of the diluted EPS or in the above anti-dilution table because the options’ exercise prices were greater than the average market price of the common shares during the quarter.

In addition, a warrant to purchase approximately 2.9 million shares of common stock was outstanding at March 31, 2010, and 8.3 million shares of common stock was outstanding for both periods March 31, 2009 and December 31, 2009 but were not included in the computation of diluted EPS because the warrant’s price was greater than the average market price of the common shares during the quarter.

(8)	Interest income on non-taxable investments and loans are presented on an FTE basis using the federal statutory rate. These adjustments were approximately $1.8 million for all periods presented.

(9)	Includes loans held for sale and non-accrual loans.

(10)	The concentration of the Private Banking loan data and credit quality is based on the location of the lender.

(11)	Accruing classified loans include loans that are classified as substandard but are still accruing interest income. The Banks may classify a loan as substandard where known information about possible credit problems of the related borrowers causes management to have doubts as to the ability of such borrowers to comply with the present repayment terms and which may result in disclosure of such loans as non-performing at some time in the future.

(12)	Includes the non-strategic loans held for sale of $3.1 million, $22.3 million, and $3.6 million, at March 31, 2010, March 31, 2009, and December 31, 2009, respectively.